Exhibit 99.1

Mechanical Technology, Incorporated President/CEO Retires

Albany, N.Y., January 24, 2017 - Mechanical Technology, Incorporated (MTI or the Company), a publicly traded company (OTCQB: MKTY) headquartered in Albany, New York, announces that Mr. Kevin Lynch has retired from his position as President and Chief Executive Officer of the Company, but will remain on the MTI Board of Directors. Mr. Rick Jones has been named the new President and Chief Executive Officer of MTI and remains as our Chief Financial Officer as well. Mr. David Michaels, MTI’s Lead Independent Director, has been appointed the new Chairman of the Board.

“We have accomplished a lot over the last five years, bringing MTI from a financial bottom to re-establishing a strong financial base with new products, expanding our market reach and sales, implementing lean manufacturing and ISO certification as we developed a solid management team. More recently, we aligned with Brookstone Partners Acquisition XXIV, LLC to position MTI to supplement the organic growth activities with an active acquisition strategy. This overall approach bodes well for the Company going forward. I am personally proud of all the team has accomplished, and now it is time to hand over the leadership to Rick Jones to take the team and MTI to the next level,” noted Mr. Lynch. “My expectations of MTI remain very high. I will continue to support the efforts going forward as a member of the Board of Directors and major direct and beneficial shareholder of the Company.”

“On behalf of the Board of Directors, our shareholders and the entire MTI team, we would like to thank Kevin for his guidance and leadership over the last five years, as MTI successfully transitioned its focus back to its profitable instrumentation business,” stated Mr. Michaels.  “With the recent addition of new capital, we expect to expand on the strategies which Kevin led during his tenure at MTI and we all look forward to his continued service on our Board.”

Mr. Jones commented, “I would like to thank the Board for the opportunity to lead this remarkable company, which has been part of the Albany business community since 1961.  Throughout my twenty-five years in the organization, I have had the opportunity to work with, and learn from, many outstanding executives – from Harry Apkarian and Dr. Beno Sternlicht, MTI’s co-founders, to most recently Kevin Lynch – and I look forward to continuing to build upon their distinguished legacies.”

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About MTI

MTI is engaged in the design, manufacture, and sale of test and measurement instruments and systems through its subsidiary MTI Instruments, Inc. MTI Instrument's products use a comprehensive array of technologies to solve complex, real world applications in numerous industries including manufacturing, electronics, semiconductor, solar, commercial and military aviation, automotive and data storage. For more information about the Company, please visit www.mechtech.com.

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The statement in this press release that is not historical fact, in particular, “we expect to expand on the strategies” constitutes a forward-looking statement within the meaning of federal securities laws. All forward-looking statements are made as of today, and MTI disclaims any duty to update such statements. It is important to note that the Company’s actual results could differ materially from those projected in forward-looking statements. Factors that could cause the anticipated results not to occur include: the failure of the Company to locate viable strategic activities including potential acquisitions that are beneficial to the Company; that the uncertainty of the global economy may affect demand for our products; variability of customer requirements resulting in cancellations, reductions, or delays; our inability to build and maintain relationships with our customers; and the other risk factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K for the year ended December 31, 2015, and our quarterly reports on Form 10-Q.

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Contact Information:
Lisa Brennan
518-218-2500

lbrennan@mtiinstruments.com